SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-32143

Date of Report: May 10, 2009

ECOSYSTEM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		20-3148296
(State of other jurisdiction of		(IRS Employer
incorporation or organization		Identification No.)

One Penn Plaza, Suite 1612, New York, NY	10119
(Address of principal executive offices)		(Zip Code)

(212) 994-5374
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Financial Statements for the Year Ended December 31, 2008

On May 10, 2009 the Board of Directors of EcoSystem Corporation determined that the financial statements of EcoSystem included in its Annual Report on Form 10-K for the year ended December 31, 2008 should no longer be relied upon.  The Board determined that the Company’s prior policies relating to accounting for the impact of conversion features embedded in the Company’s various derivative securities should be revised to be consistent with guidance involving the interpretation of FASB Accounting Standards Codification 480, due to the variable number of the Company’s common shares issuable upon conversion of the company’s various derivative securities.    The Board of Directors discussed its conclusion with Rosenberg Rich Baker Berman & Company, the Company’s independent registered public accounting firm.

Subsequently the Board of Directors also determined that the financial statements should be amended to report executive compensation of $18,334 that had been omitted.  The Board of Directors also discussed this conclusion with Rosenberg Rich Baker Berman & Company.

To remedy the errors in the 2008 financial statements, on July 8, 2010 EcoSystem filed an amendment to its Annual Report on Form 10-K for the year ended December 31, 2008.  The amendment contained restated financial statements.    The effect of the restatement on the Company’s financial statements for the year ended December 31, 2008 is demonstrated below:

	12/31/08	12/31/08
Balance Sheets:	As reported	As restated

Accounts payable and accrued expenses	$134,183	$152,517
Additional paid in capital	6,141,187	6,574,119
Accumulated deficit	(7,211,914)	(7,230,248)

	12/31/08	12/31/08
Statements of Operations:	As reported	As restated

Selling, general and administrative expenses	$43,426	$61,759
Loss before provision for income taxes	(782,523)	(800,856)
Net income (loss)	(787,318)	(805,652)

Earnings (loss) per share:
Continuing operations	$(0.01)	$(0.02)

	12/31/08	12/31/08
Statements of Stockholders’ Equity:	As reported	As restated

Net income	(787,318)	(805,652)

	12/31/08	12/31/08
Statements of Cash Flows:	As reported	As restated

Net loss	$(787,318)	$(805,652)
Increase in accounts payable and accrued expenses	(49,909)	(31,575)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 1, 2010                                                  ECOSYSTEM CORPORATION

By:     s/ Paul Miller
           Paul Miller, Chief Executive Officer